KINDER MORGAN ENERGY PARTNERS, L.P. AND SUBSIDIARIES
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                             (Dollars In Thousands)


FOR THE QUARTER ENDED June 30,                  2002            2001
============================================================================
Weighted-average number of limited partners units on which limited partners' net income per unit is based:

Basic                                       166,588,559       149,482,992
Add-Incremental units under common
unit option plan                                172,176           202,744
----------------------------------------------------------------------------
Assuming dilution                           166,760,735       149,685,736
============================================================================
Net income                                $     144,517      $    104,226

Less: General Partner's interest in
Net Income                                      (65,234)          (50,606)
----------------------------------------------------------------------------

Limited Partners' interest in Net         $      79,283      $     53,620
Income
============================================================================

Limited Partners' Net
Income per unit:
Basic                                     $         .48      $        .36
Diluted                                   $         .48      $        .36

FOR THE SIX MONTHS ENDED June 30,               2002            2001
============================================================================
Weighted-average number of limited partners units on which limited partners' net income per unit is based:

Basic                                       166,320,208       142,299,572
Add-Incremental units under common
unit option plan                                184,632           193,400
----------------------------------------------------------------------------
Assuming dilution                           166,504,840       142,492,972
============================================================================
Net income                                $     285,950      $    205,893

Less: General Partner's interest in
Net Income                                     (127,028)          (92,228)
----------------------------------------------------------------------------

Limited Partners' interest in Net         $     158,922      $    113,665
Income
============================================================================

Limited Partners' Net
Income per unit:
Basic                                     $         .96      $        .80
Diluted                                   $         .95      $        .80